Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-256996, 333-277805, and 333-285608 on Form S-8 and No. 333-280707 on Form S-3) of our report dated March 5, 2026, with respect to the consolidated financial statements of TaskUs, Inc.
/s/ KPMG LLP
Los Angeles, California
March 5, 2026